Exhibit 99.2

JULY 30, 2025

GLAUKOS CORPORATION (NYSE: GKOS)

SECOND QUARTER 2025 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	July 30, 2025

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-800-715-9871 (U.S.), 1-646-307-1963 (International)

Confirmation ID:	5255602

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

JULY 30, 2025

SECOND QUARTER 2025 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	2Q 2025 $124.1 million (+30% reported and +29% constant currency vs. 2Q 2024)
Gross Margin (Non-GAAP)	2Q 2025 ~83% (versus ~82% in 2Q 2024)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$278.6 million as of June 30, 2025 (versus $303.4 million as of March 31, 2025)
FY2025 Sales Guidance	FY 2025 global consolidated revenues of $480 - $486 million expected (versus $475 - $485 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

JULY 30, 2025

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record second quarter net revenues of $124.1 million that were up 30% on a reported basis, or 29% on a constant currency basis, versus 2Q 2024. Our second quarter record results reflect a sustained growth acceleration in our business with the strong performance driven by growing iDose® TR adoption and utilization, along with our broader Interventional Glaucoma, or IG, initiatives globally.

Franchise Revenue Performance

JULY 30, 2025

U.S. Glaucoma

Our record second quarter U.S. Glaucoma net revenues were approximately $72.3 million, representing year-over-year growth of 45% versus 2Q 2024 driven by growing contributions from iDose TR, which generated sales of approximately $31 million in the second quarter.

During the second quarter, we successfully advanced execution of our detailed launch plans for iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to continuously deliver glaucoma drug therapy for up to three years. Most importantly, clinical outcomes and product feedback from a growing number of cases and trained surgeons continue to be very positive and reaffirm our view that with the launch of iDose TR, we have the potential to reshape glaucoma management as we know it today.

International Glaucoma

Our record second quarter International Glaucoma net revenues were approximately $31.3 million, representing year-over-year growth of 20% on a reported basis, or 15% on a constant currency basis, versus 2Q 2024. The strong growth internationally during the second quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come. As previously discussed, we expect the trialing of new competitive products in some of our major international markets may become an increasing headwind as we progress through 2025.

Corneal Health

Our second quarter Corneal Health net revenues were approximately $20.6 million, representing year-over-year growth of 4% versus 2Q 2024, including U.S. Photrexa® net sales of $17.9 million. As discussed previously, these second quarter results reflect the continued impact to Photrexa realized revenues as a result of our entry as a company into the Medicaid Drug Rebate Program (MDRP).

We will continue to focus on expanding access for keratoconus patients suffering from this rarely diagnosed disease.

JULY 30, 2025

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iDose TR
o	Growing number of trained surgeons and accounts
o	Expanding utilization of the installed active surgeon base
o	Broadening and streamlining market access among MACs, commercial, and Medicare Advantage payors
o	Expanded set of peer-reviewed literature, now consisting of 14 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
o	Accelerating marketing investments to support increased patient awareness and education
✓	Advanced preparatory planning for potential Epioxa™ FDA approval and commercial launch
✓	Following recent European Union (EU) Medical Device Registration (MDR) certification, we are advancing our plans to commence commercial launch activities for iStent infinite® in our key European markets at the upcoming ESCRS annual meeting in September 2025
✓	CMS’s Proposed Rules for Calendar Year 2026
o	Hospital Outpatient Prospective Payment System (OPPS) and Ambulatory Surgical Center (ASC) Facility Fee Schedules: Proposed to maintain the 2025 APC assignments and modestly increase facility fee rates associated with our procedures across both the hospital outpatient and ASC settings.
o	Physician Fee Schedule (PFS) updates: Proposed reductions in physician fee reimbursement for several Category 1 CPT codes across ophthalmology, including for cataract and surgical MIGS procedures specifically, along with several other specialties.

JULY 30, 2025

2025 Revenue Guidance Raised to Reflect Strong Momentum

Glaukos now expects full-year 2025 global consolidated net sales of $480 - $486 million, up from its previous guidance of $475 - $485 million. This guidance attempts to take into consideration:

●	Potential growing contributions from iDose TR as reimbursement confidence grows and broader IG initiatives take hold over the course of the year
●	Potential growing contributions from iStent infinite as broader IG initiatives take hold
●	Headwinds within our U.S. Glaucoma stent business associated with the final MIGS LCDs in 5 of the 7 MACs
●	Potential transient headwinds within our U.S. Corneal Health franchise associated with the Photrexa to Epioxa transition following targeted approval
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	The expiration of the Hydrus® Microstent (Alcon) royalty on April 26, 2025
●	Headwinds within our U.S. Corneal Health franchise associated with our entry as a company into the MDRP
●	The sunsetting of the year-over-year growth tailwind associated with the new French Health Authority rebate agreement
●	The latest foreign currency exchange spot rates as of our 2Q 2025 earnings call on July 30, 2025
●	Combo-cataract MIGS competition globally
●	Global macroeconomic environment and associated uncertainties, which at this time are difficult to predict

JULY 30, 2025

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●	iStent® micro-scale surgical devices
●	iDose® sustained-release procedural pharmaceuticals
●	iLution™ transdermal pharmaceuticals
●	iLink® bio-activated pharmaceuticals
●	Retina XR bio-erodible sustained-release pharmaceuticals

JULY 30, 2025

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $700 million investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced FDA acceptance for review of NDA submission for Epioxa (Epi-on) (February 2025)
o	Completed successful pre-approval inspection (PAI) at Burlington, MA facility (2Q 2025)
o	Completed productive post mid-cycle review meeting with the FDA (2Q 2025)
o	Advancing towards PDUFA date of October 20, 2025
✓	Announced EU MDR certification for iStent infinite along with several of our other leading trabecular micro-bypass MIGS technologies (June 2025)
✓	Advancing patient enrollment in Phase 2b/3 clinical program for iDose TREX, our next-generation iDose therapy
✓	Advancing review and dialogue with the FDA for previously submitted labeling supplement for the re-administration of iDose TR
✓	Advancing various Phase 4 studies for iDose TR
✓	Advancing patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
✓	Advancing 510(k) pivotal study for PRESERFLO™ MicroShunt (April 2025)
✓	Advancing patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401), where we now also have an open U.S. FDA IND
✓	Advancing Phase 2 clinical program for third-generation iLink therapy
✓	Preparing to commence Phase 2 clinical trial for iLution™ Blepharitis by end of 2025

JULY 30, 2025

Product / Pipeline Chart

JULY 30, 2025

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Second quarter 2025 financial performance summary:

2Q 2025: 83% 2Q 2024: 82% YoY ∆: +80 bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro and Mobius acquisitions accounting
2Q 2025: $83.1M 2Q 2024: $65.5M YoY ∆: +27%
●
+18% sequential increase vs $70.7M in 1Q 2025
●
YoY and QoQ increases primarily reflects commercial and G&A investments globally and new product launch activities, along with $3.3M in one-time stock compensation expenses associated with the triggering of certain performance awards in 2Q 2025

2Q 2025: $36.5M 2Q 2024: $34.4M YoY ∆: +6%	● +13% sequential increase vs $32.4M in 1Q 2025 ● YoY and QoQ increases reflect continued investment in and advancement of R&D programs
2Q 2025: $119.6M 2Q 2024: $99.9M YoY ∆: +20%	● +16% sequential increase vs $103.0M in 1Q 2025 ● Includes $3.8M in one-time stock compensation expenses associated with the triggering of certain performance awards in 2Q 2025
Op Loss (Non-GAAP) 2Q 2025 ($16.6M) 2Q 2024: ($23.7M) Net Loss (Non-GAAP) 2Q 2025: ($13.6M) 2Q 2024: ($26.3M) Diluted EPS (Non-GAAP) 2Q 2025: ($0.24) 2Q 2024: ($0.52)
●
Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for the second quarter of 2024 is an acquired in-process R&D (IPR&D) charge of $2.5 million, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.05) in the second quarter of 2024

2Q 2025: $1.2M 2Q 2024: $2.1M YoY ∆: ($1.0M)	● Capital expenditures have moderated to levels more consistent with historical norms
2Q 2025: $278.6M 1Q 2025: $303.4M QoQ ∆: ($24.8M)
●
Operating expenses and working capital
●
Includes payment of $12.6 million (net) associated with the acquisition of Mobius Therapeutics
●
Includes payment of $16.6 million associated with Aliso Viejo HQ building purchase

JULY 30, 2025

Other Important Updates

➢	During the second quarter, we put our disciplined business development strategy to work with the small acquisition of Mobius Therapeutics, whose lead product, Mitosol®, is the only FDA-approved ophthalmic formulation of mitomycin-C, or MMC, which is often utilized as an adjunct in late-stage glaucoma filtration procedures. This addition helps to solidify our supply chain as it is being utilized alongside the PRESERFLO MicroShunt in our active 510(k) study. It will also support our broader late-stage glaucoma tertiary care efforts over time and further add to our deepening relationship with the glaucoma specialist community.
➢	We also continue to invest operationally to support our long-term growth plans with the purchase of an additional building at our Aliso Viejo headquarters campus during the second quarter.
➢	Given the ongoing conversations around tariff and geopolitical issues, we wanted to highlight that we manufacture and source our products primarily within the U.S., and as such, expect minimal direct exposure to the most recently implemented tariff-related policies. That said, the tariff dynamics obviously remain highly fluid. As such, we will continue to closely monitor the situation given the overall instability in the marketplace and global macroeconomic uncertainties.

JULY 30, 2025

Additional Information

JULY 30, 2025

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 1, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which we expect to file on or before August 11, 2025. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

JULY 30, 2025

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure. Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

JULY 30, 2025

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$124,120	$95,690	$230,784	$181,312
Cost of sales	26,896	22,550	51,212	42,808
Gross profit	97,224	73,140	179,572	138,504
Operating expenses:
Selling, general and administrative	83,375	66,188	154,048	128,163
Research and development	36,538	34,426	68,891	65,152
Acquired in-process research and development	—	2,500	—	14,229
Total operating expenses	119,913	103,114	222,939	207,544
Loss from operations	(22,689)	(29,974)	(43,367)	(69,040)
Non-operating income (expense):
Interest income	2,574	2,828	5,650	5,911
Interest expense	(1,151)	(3,355)	(2,314)	(6,805)
Charges associated with convertible senior notes	—	(18,012)	—	(18,012)
Other income (expense), net	1,857	(1,701)	2,802	(2,729)
Total non-operating income (expense)	3,280	(20,240)	6,138	(21,635)
Loss before taxes	(19,409)	(50,214)	(37,229)	(90,675)
Income tax provision	248	331	574	708
Net loss	$(19,657)	$(50,545)	$(37,803)	$(91,383)

Basic and diluted net loss per share	$(0.34)	$(1.00)	$(0.66)	$(1.82)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	57,205	50,715	56,922	50,169

JULY 30, 2025

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,813	$169,626
Short-term investments	173,973	149,289
Accounts receivable, net	82,985	60,744
Inventory	64,621	57,678
Prepaid expenses and other current assets	13,673	12,455
Total current assets	436,065	449,792
Restricted cash	3,834	4,733
Property and equipment, net	111,816	97,867
Operating lease right-of-use asset	31,985	30,254
Finance lease right-of-use asset	40,610	41,816
Intangible assets, net	270,491	263,445
Goodwill	66,710	66,134
Deposits and other assets	25,447	20,715
Total assets	$986,958	$974,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,684	$13,026
Accrued liabilities	65,452	62,099
Total current liabilities	79,136	75,125
Operating lease liability	36,200	33,936
Finance lease liability	68,823	69,463
Deferred tax liability, net	6,910	6,928
Other liabilities	30,777	22,373
Total liabilities	221,846	207,825

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 57,277 and 56,472 shares issued and 57,249 and 56,544 shares outstanding at June 30, 2025 and December 31, 2024, respectively	57	56
Additional paid-in capital	1,545,557	1,509,831
Accumulated other comprehensive income	2,872	2,615
Accumulated deficit	(783,242)	(745,439)
Less treasury stock (28 shares as of June 30, 2025 and December 31, 2024)	(132)	(132)
Total stockholders’ equity	765,112	766,931
Total liabilities and stockholders’ equity	$986,958	$974,756

JULY 30, 2025

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2025				Q2 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$26,896	$(5,764)	(a)(b)	$21,132	$22,550	$(5,523)	(a)	$17,027
Gross Margin	78.3%	4.7%		83.0%	76.4%	5.8%		82.2%

Operating expenses:
Selling, general and administrative	$83,375	$(295)	(c)	$83,080	$66,188	$(705)	(d)	$65,483
Loss from operations	$(22,689)	$6,059		$(16,630)	$(29,974)	$6,228		$(23,746)

Non-operating (expense) income:
Charges associated with convertible senior notes	$—	$—		$—	$(18,012)	$18,012	(e)	$—
Net loss	$(19,657)	$6,059	(f)	$(13,598)	$(50,544)	$24,240	(f)	$(26,304)
Basic and diluted net loss per share	$(0.34)	$0.10		$(0.24)	$(1.00)	$0.48		$(0.52)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million in Q2 2025 and Q2 2024.
(b)	Mobius acquisition-related amortization expense of developed intellectual property and distribution rights of $0.2 million.
(c)	Mobius acquisition-related transaction expense.
(d)	Avedro acquisition-related amortization expense of customer relationship intangible assets.
(e)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

JULY 30, 2025

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2025				Year-to-Date Q2 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$51,212	$(11,287)	(a)(b)	$39,925	$42,808	$(11,046)	(a)	$31,762
Gross Margin	77.8%	4.9%		82.7%	76.4%	6.1%		82.5%

Operating expenses:
Selling, general and administrative	$154,048	$(295)	(c)	$153,753	$128,163	$(1,410)	(d)	$126,753
Loss from operations	$(43,367)	$11,582		$(31,785)	$(69,040)	$12,456		$(56,584)

Non-operating expense:
Charges associated with convertible senior notes	$—	$—		$—	$(18,012)	$18,012	(e)	$—
Net loss	$(37,803)	$11,582	(f)	$(26,221)	$(91,382)	$30,468	(f)	$(60,914)
Basic and diluted net loss per share	$(0.66)	$0.20		$(0.46)	$(1.82)	$0.61		$(1.21)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $11.0 million year-to-date Q2 2025 and year-to-date Q2 2024.
(b)	Mobius acquisition-related amortization expense of developed intellectual property and distribution rights of $0.2 million.
(c)	Mobius acquisition-related transaction expense.
(d)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $1.4 million.
(e)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

JULY 30, 2025

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2025	2Q 2024	1Q 2025	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$31,251	$26,131	$29,009	19.6%	15.5%	4.1%	7.7%	2.1%	5.6%

Total Net Sales	$124,120	$95,690	$106,664	29.7%	28.6%	1.1%	16.4%	14.8%	1.6%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.